Exhibit 10.1

GUARANTY

This Guaranty (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) dated as of August 3, 2016 is made by Dynegy Inc., a Delaware corporation (“Guarantor”) in favor of J-POWER USA Development Co., Ltd., a Delaware corporation (“Beneficiary”)

WITNESSETH:

WHEREAS, Beneficiary and Elwood Expansion Holdings, LLC, a Delaware limited liability company, Elwood Energy Holdings, LLC, a Delaware limited liability company, Tomcat Power, LLC, a Delaware limited liability company and Elwood Energy Holdings II, LLC, a Delaware limited liability company (together, “Sellers”), are parties to that certain Membership Interest Purchase Agreement dated as of the date hereof (the “MIPA”), for the sale by Sellers of the Transferred Interests (as defined in the MIPA);

WHEREAS, Sellers are wholly-owned indirect subsidiaries of Guarantor, and Guarantor will receive a continuing benefit from Beneficiary’s execution and performance of the MIPA; and

WHEREAS, subject to the terms and conditions set forth herein, in order to induce Beneficiary to enter into the MIPA, Guarantor desires to guarantee the payment and performance obligations of Sellers set forth in the MIPA.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

ARTICLE 1
DEFINITIONS; RULES OF INTERPRETATION

Section 1.1                                   Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings given in the MIPA.

Section 1.2                                   Rules of Interpretation.  The rules of interpretation set forth in Section 1.02 of the MIPA shall apply, mutatis mutandis, to this Guaranty.

ARTICLE 2
GUARANTY

Section 2.1                                   Guaranty.  For value received, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Beneficiary, as primary obligor and not as surety, the prompt payment and performance of all obligations, now or hereafter existing, of Sellers (including, without limitation, any assignee permitted thereunder) under the MIPA, including, without limitation, the payment of any amounts due pursuant to Section 8.01 of the MIPA to Beneficiary or other Indemnified Purchaser Entity (together with any and all costs and expenses, including reasonable counsel fees and expenses, incurred by Beneficiary in enforcing its rights under this Guaranty, the “Guarantied Obligations”) whether according to the present terms of the

MIPA or pursuant to any change in the terms, covenants or conditions of the MIPA at any time after the date hereof made or granted, including, without limitation, pursuant to any amendments, or waivers affecting the MIPA and the transactions contemplated by the MIPA.  In the event that Sellers fail in any manner whatsoever to pay or perform any of the Guarantied Obligations when due, Guarantor will itself duly and promptly pay and perform the Guarantied Obligations, or cause the Guarantied Obligations to be duly and promptly paid and performed, in each case as if Guarantor were itself Sellers with respect to the Guarantied Obligations.  This Guaranty shall remain in full force and effect from the date hereof until payment and performance in full of the Guarantied Obligations.

Section 2.2                                   Nature of Guaranty.  This Guaranty constitutes a Guaranty of payment and performance when due and not of collection, and Guarantor specifically agrees that it shall not be necessary or required that Beneficiary exercise any right, assert any claim or demand or enforce any remedy whatsoever against Sellers either before or as a condition to the obligations of Guarantor hereunder; provided, that Guarantor shall have the benefit of and the right to assert any defenses against the claims of Beneficiary that are available to Sellers, and that would have also been available to Guarantor if Guarantor had been in the same contractual position as Sellers under the MIPA other than (a) defenses arising from the insolvency, reorganization or bankruptcy of Sellers, (b) defenses expressly waived in this Guaranty, and (c) defenses previously asserted by Sellers against such claims to the extent such defenses have been finally resolved in Beneficiary’s favor by a court of last resort.  For the avoidance of doubt, payment or performance by Guarantor under the MIPA shall be due hereunder when and if such payment or performance is due (and in the case of a payment, payable) by Sellers (by acceleration or otherwise) to Beneficiary or other Indemnified Purchaser Entity under Article 8 of the MIPA.  All sums payable by Guarantor hereunder shall be paid by wire transfer of immediately available funds to an account designated by Beneficiary.

Section 2.3                                   Unconditional Obligations.  The obligations of Guarantor under this Guaranty are independent of the Guarantied Obligations and any obligations of Sellers under the MIPA, and an action may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Sellers, or whether Sellers are joined in any such action or actions.  The liability of Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives, any circumstance that constitutes a legal or equitable discharge under applicable Law of a guarantor or surety other than satisfaction in full of the Guarantied Obligations including, for the avoidance of doubt, (i) the validity, legality or enforceability of the MIPA or any agreement or document in connection with the MIPA, any of the Guarantied Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Sellers, (ii) any claim, set-off, counterclaim or other right which may at any time be available to or be asserted by Sellers or Guarantor against Beneficiary or any of its Affiliates in connection with the Guarantied Obligations or otherwise, (iii) any requirement that Beneficiary exhaust any right to take any action against Sellers or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guaranty, (iv) any change in the applicable Law of any jurisdiction, or (v) any present or future action of any Governmental Entity amending, varying, reducing or otherwise affecting or purporting to amend, vary, reduce or otherwise affect, any of the obligations of Sellers under the MIPA or of Guarantor under this

Guaranty, and Guarantor hereby waives any defense based on or arising out of any of the foregoing clauses (i) through (v).

Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges and represents and warrants to Beneficiary as follows:

(a)         Guarantor hereby waives any defense arising by reason of, and any and all right to assert against Beneficiary any claim or defense based on, an election of remedies by Beneficiary which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s rights to proceed against Sellers or any other guarantor for reimbursement, indemnification or contribution, and/or any other rights of Guarantor to proceed against Sellers, any other guarantor, or any other Person or security.

(b)         Guarantor has independently reviewed the MIPA and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guaranty to Beneficiary, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens of any kind or nature granted by Sellers to Beneficiary, now or at any time and from time to time in the future.

Section 2.4                                   Waiver.  Guarantor hereby unconditionally waives promptness, presentment, demand of payment, protest for nonpayment or dishonor, diligence, notice of acceptance and any other notice with respect to any of the Guarantied Obligations by Beneficiary, and all defenses not otherwise available to Sellers under the MIPA which may be available to Guarantor by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect and any right to require the marshalling of assets of Sellers or any other Person interested in the transactions contemplated by the MIPA.  The Guarantied Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty and all dealings between Sellers or Guarantor, on the one hand, and Beneficiary, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.  Guarantor hereby waives any defense based on (a) lack of authority of Sellers to enter into the MIPA or perform their obligations thereunder, (b) the failure of Sellers or any of their Affiliates to assert any claim or demand or to enforce any right or remedy under the provisions of the MIPA or any agreement or other document in connection with the MIPA or the transactions contemplated thereby, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the MIPA or any agreement or other document in connection with the MIPA (including, without limitation, any change in the time, place or manner of payment or performance of the Guarantied Obligations), (d) any insolvency, bankruptcy, reorganization, assignment for the benefit of creditors, liquidation, dissolution, or similar proceedings with respect to Sellers, (e) the release of, or any impairment of or failure to protect, secure, perfect or insure any Lien at any time held by Sellers at any time for the payment of the Guarantied Obligations, (f) any default, failure or delay, willful or otherwise, in the performance of the Guarantied Obligations, (g) the sale, exchange, waiver, surrender, substitution or release of any collateral security, guarantee or right of offset at any time held by Sellers for the payment of the Guarantied Obligations, (h) the adequacy of any other means Beneficiary may have of obtaining payment and performance of the Guarantied Obligations, (i) change of name, purpose, structure, organizational documents or ownership of Sellers and (j) any change in the financial condition of Guarantor or Sellers.  Without limitation, Beneficiary may at any time and from time to time without notice to or consent of Guarantor and without impeding or releasing the obligations of Guarantor hereunder: (i) make any change to the terms of the Guarantied Obligations, including granting extensions, renewals, release or discharges of Sellers; (ii) take or fail to take any action of any kind in respect of any security for the Guarantied Obligations; (iii) exercise or refrain from exercising any rights against Sellers in respect of the Guarantied Obligations; (iv) compromise or subordinate the Guarantied Obligations, including any security therefore or accept settlement from Sellers; or (v) apply any sums received to any indebtedness for which Sellers are liable, whether or not such indebtedness is a Guarantied Obligation.

Section 2.5                                   No Subrogation.  Notwithstanding any payment or payments made by Guarantor under this Guaranty or any set-off or application of funds of Guarantor by Beneficiary, Guarantor shall not be entitled to be subrogated to any of the rights of Beneficiary against Sellers or any collateral security or Guaranty or right of offset held by Beneficiary for the payment of the Guarantied Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Beneficiary in respect of payments made by Guarantor under this Guaranty.

Section 2.6                                   Representations and Warranties.  Guarantor hereby represents and warrants that:

(a)                                 it is a corporation duly organized and validly existing under the laws of Delaware;

(b)                                 the execution, delivery and performance by it of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) its articles of incorporation  and any other organizational documents, (ii) any contractual restriction binding on or affecting it or its assets or (iii) applicable Law;

(c)                                  no consent of any Person is required for the due execution, delivery and performance by it of this Guaranty;

(d)                                 this Guaranty has been duly executed and delivered by Guarantor and is the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally;

(e)                                  there is no claim now pending or, to the best of its knowledge, threatened against it before any Governmental Entity or arbitral tribunal that is reasonably likely to have a material adverse effect on its ability to perform its obligations under this Guaranty; and

(f)                                   no bankruptcy, reorganization or insolvency proceedings are pending by or against Guarantor, as debtor.

Section 2.7                                   Termination.  If the MIPA is terminated prior to the Closing, this Guaranty shall terminate and be of no further force or effect.  Subject to Section 2.3, this Guaranty shall terminate and be of no further force or effect with respect to the Guarantied Obligations on the date that is two (2) years following the Tier One Closing Date; provided, however, that, subject to the terms and conditions of this Guaranty, any such termination shall not prejudice any outstanding claim validly made by Beneficiary against Guarantor hereunder prior to such termination date.

ARTICLE 3
MISCELLANEOUS

Section 3.1                                   Governing Law.  This Guaranty shall be governed by and interpreted in all respects in accordance with the laws of the State of New York without reference to conflicts of laws.

Section 3.2                                   Consent to Jurisdiction.  Guarantor, and, by acceptance hereof, Beneficiary hereby irrevocably and unconditionally (a) submits to the non-exclusive jurisdiction of any New York state or federal court sitting in Manhattan in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, (b) agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court, (c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, and (d) waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of this Guaranty and any claim that any such action or proceeding has been brought in an inconvenient forum.  Guarantor irrevocably appoints its registered agent as its agent to receive service of process or other legal summons for purposes of any such action or proceeding.  Nothing herein shall affect the right of Beneficiary to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against Guarantor in any other jurisdiction.  Guarantor agrees that service of process, summons, notice or other documents in the manner set forth in Section 3.5 to its registered agent at the address set forth in Section 3.5 will be effective service or process for any action, suit, or proceeding brought against it in any New York state or federal court sitting in Manhattan, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 3.3                                   Waiver of Jury Trial.  GUARANTOR, AND, BY ACCEPTANCE HEREOF, BENEFICIARY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED HEREIN, OR ARISING OUT OF, UNDER, OR IN RESPECT OF THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF BENEFICIARY OR GUARANTOR.

Section 3.4                                   Amendments, Etc.  No amendment or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor or Beneficiary herefrom, shall in any event be effective unless the same shall be in writing and signed by Beneficiary and Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 3.5                                   Notices.  Unless otherwise expressly specified or permitted hereunder, all notices, approvals, consents, waivers and other communications provided for herein between Guarantor and Beneficiary shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such communication shall become effective (a) upon personal delivery thereof, including by overnight mail or next Business Day or courier service, (b) in the case of notice by U.S. mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by a telecommunications device, upon transmission thereof; provided, that such transmission is promptly confirmed, in each case addressed as provided in this Section 3.5, or to such other address as the relevant Person may designate by notice to:

If to Guarantor, to:	with a copy to:

Dynegy Inc.	Skadden, Arps, Slate, Meagher & Flom LLP
601 Travis Street	1440 New York Avenue, N.W.
Houston, TX 77002	Washington, D.C. 20005
Attn: Catherine James, Esq., Executive Vice President and General Counsel	Attention: Michael P. Rogan
Facsimile No.: (202) 661-8200
Facsimile No.: (713) 507-6808	Email: michael.rogan@skadden.com
Email: catherine.james@dynegy.com

If to Beneficiary, to:	with a copy to:

J-POWER USA Development Co., Ltd.	James P. O’Brien
1900 East Golf Road, Suite 1030	Baker & McKenzie LLP
Schaumburg, Illinois 60173	300 E. Randolph Drive, Suite 5000
Phone: (847) 908-2800	Chicago, IL 60601
Fax: (847) 908-2888	Facsimile No.: (312) 698-2324
Email: james.p.o’brien@bakermckenzie.com

Section 3.6                                   No Waiver; Remedies.  No failure on the part of Beneficiary or Guarantor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

Section 3.7                                   Severability.  In case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impeded thereby.

Section 3.8                                   Entire Agreement.  This Guaranty and any agreement, document or instrument referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof.

Section 3.9                                   Continuing Guaranty.  This Guaranty is a continuing Guaranty and shall (a) remain in full force and effect until payment and performance in full of the Guarantied

Obligations, (b) be binding upon Guarantor and its successors and assigns and (c) inure to the benefit of and be enforceable by Beneficiary and its successors and assigns.  Notwithstanding the foregoing, neither of Guarantor nor Beneficiary may assign its rights or obligations hereunder in whole or in part to any other Person, and no assignment shall relieve Guarantor of its obligations hereunder; provided that Beneficiary shall have the right to assign this Guaranty to an assignee of the MIPA under Section 10.11 of the MIPA.

Section 3.10                            Financial Condition of Sellers.  Guarantor is familiar with the financial conditions of Sellers, and has executed and delivered this Guaranty based on Guarantor’s own judgment and not in reliance upon any statement or representation of Beneficiary. Beneficiary shall have no obligation to provide Guarantor with any advice or to inform Guarantor at any time of Beneficiary’s actions, evaluations or conclusions on the financial condition or any other matter concerning Sellers.

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IN WITNESS WHEREOF, Guarantor, intending to be legally bound, has caused this Guaranty to be executed by its duly authorized representative as of the date first written above.

DYNEGY INC.

By:	/s/ Mathew J. Parker
Name: Mathew J. Parker
Title: VP and Chief Risk Officer